Exhibit 23.1





                      Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2004 relating to the combined financial statements and financial statement schedules of Assured Guaranty Ltd., and our report dated December 19, 2003 relating to the balance sheet of Assured Guaranty Ltd., which appear in Assured Guaranty Ltd. Registration Statement (No. 333-111491) on Form S-1, as amended as of April 22, 2004.



PricewaterhouseCoopers LLP
New York, New York
May 26, 2004